EXHIBIT 32.0

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350.

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Joel S. Marcus, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Alexandria Real Estate Equities, Inc. for the year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Alexandria Real Estate Equities, Inc.

Date:      February 25, 2013

/s/ Joel S. Marcus
Joel S. Marcus
Chief Executive Officer

I, Dean A. Shigenaga, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Alexandria Real Estate Equities, Inc. for the year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Alexandria Real Estate Equities, Inc.

Date:      February 25, 2013

/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer